Aoxin Tianli Group, Inc. to Host Second Quarter 2014 Earnings Conference Call on Thursday, August 14, 8:00 am EDT

WUHAN CITY, China, August 11, 2014 /PRNewswire-- Aoxin Tianli Group, Inc. (NASDAQ: ABAC) ("Aoxin Tianli" or the "Company"), a diversified company with businesses in hog farming and electro-hydraulic servo-valves manufacturing and marketing, today announced that it will hold its second  quarter 2014 financial results conference call at 8:00 am EDT on Thursday, August 14, 2014. The Company anticipates filing its Form 10-Q Quarterly Report and releasing earnings press release after the market close on Wednesday, August 13, 2014.

To attend the call, please use the information below for either dial-in access or webcast access. When prompted on dial-in, ask for " Aoxin Tianli/ABAC ".

Conference Call
Date:	Thursday, August 14, 2014
Time:	8:00 am EDT, U.S.
U.S. Dial-in:	+1 877-317-6789
International Dial-in:	+1 412-317-6789
Conference ID:	Aoxin Tianli / ABAC
Webcast Link:	http://services.choruscall.com/links/abac140814.html

For those unable to participate, an audio replay of the call will be available beginning approximately one hour after the end of the live call through August 29, 2014. The audio replay can be accessed by dialing +1-877-344-7529 within the United States or +1-412-317-0088 internationally, and entering access ID No. 10051168.

About Aoxin Tianli Group, Inc.

Aoxin Tianli Group, Inc. (the “Company”), previously known as Tianli Agritech, Inc., is a diversified company with businesses in hog farming and electro-hydraulic servo-valves manufacturing and marketing. Through its wholly owned subsidiary, Wuhan Fengze Agricultural Science and Technology Development Co., Ltd., the Company engages in the breeding, raising and selling of breeder and market hogs in China and is developing a retail channel for its pork products including high-value, black hog meat. Through its 88% owned subsidiary, Hubei Hang-ao Servo-valve Manufacturing Technology Co., Ltd., the Company also manufactures and markets electro-hydraulic servo-valves and related servo systems and components targeting a wide range of industrial machinery applications such as metallurgy, aerospace, construction & mining, thermal power, petrochemical and defense.

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts.  These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulations, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by this cautionary statement and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Investor Relations

Tina Xiao
Weitian Group LLC
Phone: +1 917-609-0333
Email: tina.xiao@weitian-ir.com